AMENDMENT
TO THE
SEVERANCE BENEFITS POLICY
     THIS AGREEMENT is made by GulfMark Offshore, Inc., a Delaware corporation (the “Company”),
WITNESSETH:
     WHEREAS, the Company previously adopted the Severance Benefits Policy (the “Policy”);
     WHEREAS, the Company desires to amend the Policy;
     NOW, THEREFORE, the Board of Directors agrees that effective October 13, 2009, Section D.3 of the Policy is completely amended and restated to provide as follows:
     3. Change of Control
If, in connection with a Change of Control, an employee accepts an offer of (or continues) employment with the purchasing (or surviving) entity that is substantially equivalent to his/her current position with the Company immediately prior to the Change of Control, he/she will not be eligible for severance pay. However, if within nine months following any such Change of Control, an employee is terminated for any reason other than resignation or for cause, the employee will be entitled to benefits defined herein and severance pay as follows:
a. Notification pay: If an advance notification is not possible, four weeks of pay in lieu of notice will be paid in addition to severance pay as outlined below.
b. Severance pay: Employees receive three weeks of pay per year of service, with a minimum number of weeks commensurate with their employment category and a maximum of fifty-two weeks. The amount of severance pay is reduced by payments, if any, mandated by employment laws of the employee’s country of residence or assignment as applicable. The following categories apply for purposes of this policy:
Category I: (Minimum of 36 weeks)
Manager – Singapore / Liverpool / Norway
Technical Manager
Operations Manager
Account Manager
Chartering Manager
Human Resources Manager
Corporate Controller

Category II: (Minimum of 24 weeks)
Operations Superintendent
Assistant Corporate Controller
Division Controller
Office Manager – Singapore
Purchasing Manager
Category III: (Minimum of 8 weeks)
All other salaried personnel
“Change of Control” shall mean the occurrence of any one or more of the following:
     (i) Change in Board Composition. Individuals who constitute the members of the Board of Directors of the Company (the “Board”) as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;
     (ii) Business Combination. Consummation of (i) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (ii) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); (B) no person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 20% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (b), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;
     (iii) Stock Acquisition. Any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group becomes the beneficial owner of 20% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (c), no Change of Control shall be deemed to have occurred as a result of any acquisition directly from the Company; or
     (iv) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).
Adopted by the Board of Directors
On October 13, 2009